EXHIBIT 99.1

NEW RELEASE

CONTACT:  Mark Collinson
CCG Investor Relations
310-477-9800, ext. 117
10960 Wilshire Blvd., Suite 2050
Los Angeles, CA  90024

UNICO AMERICAN CORPORATION REPORTS
FOURTH QUARTER AND FULL YEAR 2009 FINANCIAL RESULTS

Woodland Hills, CA, March 29, 2010 – Unico American Corporation (NASDAQ – “UNAM”) (“Unico,” the “Company”), announced today its consolidated financial results for the three and twelve months ended December 31, 2009.  For the three months ended December 31, 2009, revenues were $10.1 million and net income was $0.6 million ($0.11 diluted income per share) compared with revenues of $11.2 million and net income of $2.1 million ($0.37 diluted income per share) for the three months ended December 31, 2008.  For the twelve months ended December 31, 2009, revenues were $41.6 million and net income was $2.9 million ($0.53 diluted income per share) compared with revenue of $46.8 million and net income of $5.3 million ($0.93 diluted income per share) for the twelve months ended December 31, 2008.

As of December 31, 2009, the Company had cash and investments (at amortized cost) of $137.7 million.  $128.4 million, or 93% of these investments were fixed maturity investments, and 81% of those fixed maturity investments were U.S. treasury securities.

Stockholders’ equity was $73.3 million as of December 31, 2009, or $13.82 per common share including unrealized after-tax investment gains of $2.7 million, compared to Stockholders’ equity of $77.0 million as of December 31, 2008, or $13.81 per common share including unrealized after-tax investment gains of $4.9 million.  The Company paid cash dividends to shareholders of $0.18 per share on May 1, 2009 and $0.18 per share on December 29, 2009.

Cary Cheldin, Chairman of the Board of Directors and Chief Executive Officer of the Company stated, “The results of our fourth quarter reflect an extremely-soft marketplace and surprisingly- low interest rates.  Nonetheless, we remain well capitalized and we are progressing in the development of new platforms to support our long-term success.”

Crusader’s Fourth Quarter Operational Highlights

•	Product Development Activity:

o
The Artisan Contractor Program of Crusader Insurance Company, a wholly owned subsidiary of the Company through which the Company underwrites property and casualty insurance (Crusader), was re-introduced with a broadening of eligibility to trades previously excluded and, with rule and form changes.

o	Crusader’s Convenience Stores Program expanded to an even wider segment of the grocery and retail business.

o	Crusader implemented a significant overhaul to its Self-Serve Coin Laundry Program. The overhaul included rate reductions and broadened coverage options.

•	Sales Force Activity:

o	Strategic selection and appointment of four new agents to Crusader during the quarter brought the agency force to a total of sixteen agents.

o	The Apartment Buildings program became the first to give agents efficient, 24/7 internet processing access.

o	Promotional activity with agents was stepped-up, including more program-specific mailings, trade-show appearances and magazine advertisements.

o	Through an alliance with an independent wholesaler, Crusader added 750 new brokers to its base of retail distributors.

•	Market Conditions and Outlook:

o
The insurance marketplace continues to be intensely competitive as more insurers are competing for the same customers.  Many of Crusader’s competitors price their insurance at rates that the Company believes are inadequate to support an underwriting profit.  The Company does not know how long the current market conditions will continue.

Additional information on the Company's full year results will be available in the Company’s Financial Statements and Management's Discussion and Analysis contained in its Annual Report on Form 10-K, which will be filed with the Securities and Exchange Commission.

Headquartered in Woodland Hills, California, Unico is an insurance holding company that underwrites property and casualty insurance through its insurance company subsidiary; provides property, casualty, and health insurance through its agency subsidiaries; and through its other subsidiaries provides insurance premium financing and membership association services. Unico has conducted the majority of its operations through its subsidiary Crusader Insurance Company since 1985. For more information concerning Crusader Insurance Company, please visit the Crusader’s Web site at www.crusaderinsurance.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained herein that are not historical facts are forward-looking. These statements, which may be identified by forward-looking words or phrases such as “anticipate,” “believe,” ”expect,” “intend,” “may,” “should,” and “would,” involve risks and uncertainties, many of which are beyond the control of the Company. Such risks and uncertainties could cause actual results to differ materially from these forward-looking statements. Factors which could cause actual results to differ materially include underwriting actions not being effective, rate increases for coverages not being sufficient, premium rate adequacy relating to competition or regulation, actual versus estimated claim experience, regulatory changes or developments, unforeseen calamities, general market conditions, and the Company’s ability to introduce new profitable products.

Financial Tables Follow –

  UNICO AMERICAN CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

UNAUDITED
($ in thousands)

	December 31	December 31
	2009	2008

ASSETS
Investments
Available for sale:
Fixed maturities, at fair value (amortized cost: December 31,
2009 $128,441; December 31, 2008 $135,540)	$132,595	$142,972
Short-term investments, at cost	9,158	9,502
Total Investments	141,753	152,474
Cash	119	28
Accrued investment income	764	1,301
Premium and notes receivable, net	4,365	4,681
Reinsurance recoverable:
Paid losses and loss adjustment expenses	453	114
Unpaid losses and loss adjustment expenses	16,176	19,816
Deferred policy acquisition costs	4,956	5,220
Property and equipment (net of accumulated depreciation)	221	360
Deferred income taxes	633	-
Other assets	669	609
Total Assets	$170,109	$184,603

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Unpaid losses and loss adjustment expenses	$71,585	$78,655
Unearned premium	18,812	19,962
Advance premium and premium deposits	1,034	1,193
Income taxes payable	-	559
Deferred income taxes	-	795
Accrued expenses and other liabilities	5,363	6,481
Total Liabilities	$96,794	$107,645

STOCKHOLDERS' EQUITY
Common stock, no par – authorized 10,000,000 shares; issued and outstanding shares 5,306,204 at December 31, 2009, and 5,574,315 at
December 31, 2008	$3,437	$3,569
Accumulated other comprehensive income	2,742	4,905
Retained earnings	67,136	68,484
Total Stockholders’ Equity	$73,315	$76,958

Total Liabilities and Stockholders' Equity	$170,109	$184,603

UNICO AMERICAN CORPORATION
 AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)
($ in thousands, except per share)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2009	2008	2009	2008
REVENUES
Insurance Company Revenues
Premium earned	$9,866	$10,202	$40,051	$42,721
Premium ceded	2,326	2,125	9,276	8,771
Net premium earned	7,540	8,077	30,775	33,950
Net investment income	946	1,336	4,325	5,829
Net realized investment gains	-	-	-	6
Other income	262	211	837	743
Total Insurance Company Revenues	8,748	9,624	35,937	40,528

Other Revenues from Insurance Operations
Gross commissions and fees	1,229	1,406	5,301	5,706
Investment income	-	10	1	61
Finance charges and fees	90	107	369	460
Other income	4	3	9	14
Total Revenues	10,071	11,150	41,617	46,769

EXPENSES
Losses and loss adjustment expenses	5,193	3,566	19,546	20,593
Policy acquisition costs	1,842	2,047	7,612	8,261
Salaries and employee benefits	1,185	1,302	5,200	5,631
Commissions to agents/brokers	229	320	1,090	1,280
Other operating expenses	901	735	4,005	3,020
Total Expenses	9,350	7,970	37,453	38,785

Income Before Taxes	721	3,180	4,164	7,984
Income tax provision	125	1,083	1,237	2,701
Net Income	$596	$2,097	$2,927	$5,283

PER SHARE DATA:
Basic
Earnings Per Share	$0.11	$0.38	$0.53	$0.94
Weighted Average Shares	5,394	5,584	5,507	5,615
Diluted
Earnings Per Share	$0.11	$0.37	$0.53	$0.93
Weighted Average Shares	5,438	5,622	5,548	5,656

UNICO AMERICAN CORPORATION
 AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
($ in thousands)

	For the Twelve Months Ended
	December 31
	2009	2008
Cash Flows from Operating Activities:
Net Income	$2,927	$5,283
Adjustments to reconcile net income to net cash from operations
Depreciation	196	212
Bond amortization, net	224	287
Net realized gain on sale of fixed maturities	-	(6)
Changes in assets and liabilities
Premium, notes and investment income receivable	853	639
Reinsurance recoverable	3,301	8,813
Deferred policy acquisition costs	264	503
Other assets	129	48
Unpaid losses and loss adjustment expenses	(7,069)	(16,076)
Unearned premium	(1,151)	(2,781)
Advance premium and premium deposits	(158)	(967)
Accrued expenses and other liabilities	(1,119)	1,442
Income taxes current/deferred	(1,061)	927
Net Cash (Used) by Operating Activities	(2,664)	(1,676)

Cash Flows from investing Activities
Purchase of fixed maturity investments	(36,074)	(63,595)
Proceeds from maturity of fixed maturity investments	42,950	67,260
Proceeds from sale of fixed maturity investments	-	506
Net decrease (increase) in short-term investments	344	(2,146)
Additions to property and equipment	(58)	(14)
Net Cash Provided by Investing Activities	7,162	2,011

Cash Flows from financing Activities
Dividends paid to shareholders’	(2,448)	-
Repurchase of common stock	(1,959)	(416)
Net Cash (Used) by Financing Activities	(4,407)	(416)

Net increase (decrease) in cash	91	(81)
Cash at beginning of period	28	109
Cash at End of Period	$119	$28

Supplemental Cash Flow Information
Cash paid during the period for:
Interest	-	-
Income taxes	$2,309	$1,800